COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: BBC Graphics of Palm Beach, Inc.

DOCUMENT NUMBER: P99000050249

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Hal Compton, Jr.
(Name of Contact Person)

BBC Graphics of Palm Beach, Inc.
(Firm/ Company)

1416 West I-65 Service Road S.
(Address)

Mobile, AL 36693
(City/ State and Zip Code)

For further information concerning this matter, please call:

Mark B. Lucky at (703) 400-6392
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☑ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

BBC Graphics of Palm Beach, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P99000050249
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

1416 West I-65 Service Road S.
Mobile, AL 36693

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

1416 West I-65 Service Road S.
Mobile, AL 36693

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________________

New Registered Office Address: ______________________________ *(Florida street address)*

______________________________, Florida______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
Mr.	Robert Druzak	205 Van Buren Street Herndon, VA 20170	☐ Add ☑ Remove
Mr.	Hal Compton, Sr.	14809 Hampton Court Dallas, TX 75254	☑ Add ☐ Remove
Mr.	Hal Compton, Jr.	1416 West I-65 Service Rd S. Mobile, AL 36693	☑ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

Article X

Effective the effective date of this amendment:

As approved by a resolution of the Board of Directors, BBC Graphics of Palm Beach, Inc. changes its fiscal year end from September 30 TO December 31

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

Name of Corporation: **BBC Graphics of Palm Beach, Inc.**

Document Number: **P99000050249**

Amendment of Officers and/or Directors, continued:

Title	**Name**	**Address**	**Type of Action**
Mr.	William Marginson	1416 West I-65 Service Road S. Mobile, AL 36693	**Add**
Mr.	Barry McCook	1416 West I-65 Service Road S. Mobile, AL 36693	**Add**
Mr.	Mark B. Lucky	1416 West I-65 Service Road S. Mobile, AL 36693	**Add**

The date of each amendment(s) adoption: April 28, 2009

Effective date if applicable: April 29, 2009

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated April 28, 2009

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Hal Compton, Jr.

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)